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                                                                 Exhibit 10.1

                                    SUBLEASE

     THIS SUBLEASE (this "Sublease") is dated for reference purposes as of January 7, 2000, and is made by and between MMC Networks, Inc., a Delaware corporation ("Sublessor"), and Vertical Networks, Inc., a California corporation ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

     1. RECITALS: This Sublease is made with reference to the fact that Herman Christensen, Jr. and Raymond P. Christensen, jointly, as landlord ("Master Lessor"), and Sublessor, as tenant, entered into that certain Lease Agreement, dated as of January 7, 2000 (the "Master Lease"), with respect to premises consisting of approximately 128,154 square feet of space, located at 1144 East Arques Avenue, Sunnyvale, California (the "Building"). A copy of the Master Lease is attached hereto as EXHIBIT A.

     2. PREMISES: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the Building consisting of approximately 40,861 square feet of space as described on EXHIBIT B attached hereto (hereinafter, the "Subleased Premises"). The Subleased Premises shall be deemed and agreed to consist of 40,861 square feet.

     3.   TERM:

          A. TERM. The term (the "Term") of this Sublease shall be for the period commencing on May 15, 2000 (the "Commencement Date") and ending on May 14, 2002 (the "Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. Within ten (10) days following written request by Sublessee, which request may be made at any time in the month of September 2001, Sublessor shall notify Sublessee as to whether Sublessor in its sole and absolute discretion intends to continue to sublease all or a portion of the Subleased Premises after the expiration date hereof and for what period Sublessor intends to sublease such portion of the Subleased Premises. If Sublessor intends to continue to sublease a portion of the Subleased Premises, and if Sublessee is not then and has not been in default of any term of this Sublease and has not assigned this Sublease or sublet any of the Subleased Premises, Sublessee shall have the right to continue to occupy such portion of the Subleased Premises for such period under the same terms and conditions of this Sublease, except that (i) the Base Rent shall increase or decrease on May 1 of each year of the continuation by an amount equal to the percentage change in the base monthly rental under Section 4(a)(2) of the Master Lease, (ii) the Additional Rent payable pursuant to
Section 4(B) hereof shall increase or decrease on May 1 of each year of the continuation by an amount equal to the estimated increases in such costs payable by Sublessor for such period and (iii) Sublessee shall have no further renewal or extension rights. Sublessee must exercise such right by delivering written notice thereof to Sublessor within thirty (30) days following receipt of Sublessor's notice or such right shall be void and of no further force and effect.

          B. EARLY POSSESSION. If Sublessor permits Sublessee to occupy the Subleased Premises prior to the Commencement Date, such occupancy (i) shall be subject to all of the provisions of this Sublease; and (ii) shall not advance the Expiration Date of this Sublease.

     4.   RENT:

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          A.   BASE RENT. Sublessee shall pay to Sublessor as base rent for the
Subleased Premises for each month during the Term at the rate of One and 77/100 Dollars ($1.77) per square foot or Seventy-Two Thousand Three Hundred Twenty-Three and 97/100 Dollars ($72,323.97) per month for ("Base Rent") plus Additional Rent (as defined in Section 4(B)). Base Rent shall increase on May 1, 2001 by an amount equal to the percentage change in the base monthly rental under Section 4(a)(2) of the Master Lease. Base Rent and Additional Rent shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at 1144 East Arques Avenue, Sunnyvale, California 94086, Attention: Accounting, or such other address as may be designated in writing by Sublessor.

          B. ADDITIONAL RENT. Sublessee shall also pay to Sublessor as additional rent ("Additional Rent") an additional 63/100 Dollars ($0.63) per square foot or Twenty-Five Thousand Seven Hundred Forty-Two and 43/100 Dollars ($25,742.43) per month for triple net expenses and other operating costs, including the cost of property taxes, assessments, insurance, landscaping, utilities, plumbing, janitorial, electrical, lighting, HVAC and all repairs as needed to maintain the Subleased Premises in safe, good and sanitary operating condition; provided, however, that Sublessee shall be solely responsible for all repairs required due to the acts or omissions of Sublessee or its agents, employees, contractors or invitees. Base Rent and Additional Rent hereinafter collectively shall be referred to as "Rent".

          C. INITIAL PAYMENT OF RENT. Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor the sum of One Hundred Forty-Seven Thousand Ninty-Nine and 60/100 Dollars ($147,099.60), which shall constitute Base Rent and Additional Rent for the period from May 15, 2000 through June 30, 2000.

     5. SECURITY DEPOSIT: Upon execution hereof, Sublessee shall deposit with Sublessor the sum of Ninty-Eight Thousand Sixty-Six and 40/100 Dollars ($98,066.40) (the "Security Deposit"), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. Sublessor agrees to deposit the Security Deposit in a savings account in a bank or savings and loan institution, and Sublessee will be entitled to interest thereon at the rate paid by the savings and loan institution, payable to Sublessee at the termination of the Sublease. Sublessor has the option to deposit the Security Deposit into an existing account and pay Sublessee five percent (5%) per year interest, payable at the end of the Sublease Term. If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within ten (10) days after demand therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Upon the expiration of this Sublease, if Sublessee is not in default, Sublessor shall return to Sublessee so

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much of the Security Deposit as has not been applied by Sublessor pursuant to this paragraph, or which is not otherwise required to cure Sublessee's defaults.

     6. HOLDOVER: In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with Sections 10 and 32(f) of the Master Lease, as incorporated herein, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee's delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 35 of the Master Lease, as incorporated herein.

     7. REPAIRS: The parties acknowledge and agree that Sublessee currently occupies the Subleased Premises and is subleasing the Subleased Premises on an "as is" basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises. By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs (except for repairs as needed to maintain the Subleased Premises in safe, good and sanitary operating condition that are not due to the acts or omissions of Sublessee or its agents, employees, contractors or invitees, which repairs shall be Sublessee's sole responsibility) to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990). Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease. Notwithstanding anything to the contrary herein, Sublessor may, at its election and at Sublessee's cost, perform any of Sublessee's repair obligations hereunder.

     8. RIGHT TO CURE DEFAULTS: If Sublessee fails to pay any sum of money to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the interest rate stated in Section 47 of the Master Lease, as incorporated herein, from the date of the expenditure until repaid.

     9. ASSIGNMENT AND SUBLETTING: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, "Transfer"), without the prior written consent of Sublessor and Master Lessor. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void and, at the option of Sublessor, shall terminate this Sublease. Sublessor's waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. Any Transfer shall be subject to the terms of Section 24 of the Master Lease, as incorporated herein. Notwithstanding the foregoing, Sublessee shall have no right to Transfer the Subleased Premises unless Master Lessor first waives its recapture right set forth in Section 24(a) of the Master Lease.

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     10.  USE:

          A. Sublessee may use the Subleased Premises only for the uses identified in Section 8 of the Master Lease. Sublessee shall not use, store, transport or dispose of any hazardous material in or about the Subleased Premises. Without limiting the generality of the foregoing, Sublessee, at its sole cost, shall comply with all laws relating to hazardous materials. If hazardous materials are discovered on or under the Subleased Premises, then Sublessee, at its sole expense, shall promptly take all action necessary to return the Subleased Premises to the condition existing prior to the appearance of the hazardous material. Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor and hold Sublessor harmless from and against all claims, actions, suits, proceedings, judgements, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, to the extent caused by the release, disposal, discharge or emission of hazardous materials on or about the Subleased Premises by Sublessee or its agents, contractors, invitees or employees. For purposes of this Sublease, "hazardous materials" shall mean any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

          B. Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises; or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall not store any materials, supplies, finished or unfinished products or articles of any nature outside of the Subleased Premises. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor.

     11. EFFECT OF CONVEYANCE: As used in this Sublease, the term "Sublessor" means the holder of the tenant's interest under the Master Lease. In the event of any assignment, transfer or termination of the tenant's interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor's sole discretion, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder, and it shall be deemed and construed, without further agreement between the parties, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor may transfer and deliver any security of Sublessee to the transferee of the tenant's interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto.

     12. IMPROVEMENTS: Sublessor will be responsible at no cost to Sublessee, to erect a demizing wall in the Warehouse and install 2 doors as shown in the map in Exhibit "B", in order to separate the Subleased Premises from the rest of the Building. Sublessee shall not be entitled to any rent abatement and hereby waives any claim against Sublessor related to any noise, dust, disturbance or other interference due to such construction. No other alterations or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor.

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     13.  RELEASE AND WAIVER OF SUBROGATION: Notwithstanding anything to the contrary herein, Sublessor and Sublessee hereby release each other from any damage to property or loss of any kind which is caused by or results from any risk insured against under any property insurance policy required to be carried by either party under this Sublease. Each party shall give notice to their respective insurance carriers that such a waiver of subrogation is contained in this Sublease.

     14. INSURANCE: Sublessee shall obtain and keep in full force and effect, at Sublessee's sole cost and expense, during the Term the insurance required under Section 14 of the Master Lease, as incorporated herein. Sublessee shall name Sublessor, Master Lessor and their respective lenders as additional insureds on the liability policy described therein.

     15. DEFAULT: Sublessee shall be in material default of its obligations under this Sublease if any of the following events occur:

          A. Sublessee fails to pay any Rent when due, when such failure continues for eight (8) days after such sum is due; or

          B. Sublessee fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within eight (8) days after delivery of a written notice specifying the nature of the breach; provided, however, that if more than eight (8) days reasonably are required to remedy the failure, then Sublessee shall not be in default if Sublessee commences the cure within the eight (8) day period and thereafter completes the cure within thirty (30) days after the date of the notice; or

          C. Sublessee commits any other act or omission which constitutes a default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease.

     16. REMEDIES: In the event of any default by Sublessee, Sublessor shall have all remedies provided pursuant to Section 26 of the Master Lease, as incorporated herein, and by applicable law. Sublessor may resort to its remedies cumulatively or in the alternative.

     17. SURRENDER: Upon the termination of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor in good condition, free of hazardous materials caused by Sublessee, reasonable wear and tear, casualty and condemnation excepted.

     18. BROKER: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction. Sublessee acknowledges that Sublessor is not responsible for payment of any brokerage fees in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any agent, broker, salesman or finder as a consequence of such party's actions or dealings with such agent, broker, salesman, or finder.

     19. NOTICES: Unless at least five (5) days' prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this

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Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

     20. AMENDMENT: This Sublease may not be amended except by the written agreement of all parties hereto.

     21.  OTHER SUBLEASE TERMS:

          A. INCORPORATION BY REFERENCE. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises" iii each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee", respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor's reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor's performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor's consent is not obtained; (vii) in any case where the "Landlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (ix) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; and (x) all amounts payable to "Landlord" shall be payable to Sublessor.

     Notwithstanding subsections (i) - (iii) above, but subject to subsections
(iv) - (x) above, (a) the following provisions of the Master Lease shall not be incorporated herein: Sections 1, 2 (except the second sentence), 3, 4(a) (first sentence), 4(a)(1), 4(c)(2) (last sentence only), 6, 7, 9 (last line only), 11(c) (last sentence only), 30(g), 32(c) (last sentence only), 33, 38, 45 (third and fourth sentences only) and 46; (b) references in the following provisions to "Landlord" shall

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mean Master Lessor only: Sections 4(c), 11(c) (sixth line only), 12(a), 12(c),
13, 22, 23, 29, 32(h)and 44(b); (c) references in the following provisions to "Landlord" shall mean Master Lessor and Sublessor: Sections 4(b)(1), 14(a), 24(d), 32(c), 39 and 40; (d) payments under Sections 4(b)-(d) shall be subject to the base amounts set forth in Sections 4.B and 4.C hereof; (e) Sublessee's obligation to deliver the statement described in Section 4(d)(1) is conditioned upon Sublessor's receipt thereof by Master Lessor; (f) Sublessee shall not have any right to terminate this Sublease under Section 23 unless the condition affects 25% or more of the Subleased Premises; (g) references in Section 24(c) to 50% shall mean 100%; and (h) Sublessee shall be entitled to the nonexclusive use of its pro rata share of the parking available to the Building.

          B. ASSUMPTION OF OBLIGATIONS. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and
(ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease during the term of this Sublease which are incorporated hereunder. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease incorporated herein by reference, the express provisions of this Sublease shall prevail.

     22. RIGHT OF FIRST OFFER: If Sublessor determines to sublease any other space in the Building (the "Expansion Space"), then Sublessor shall notify Sublessee of the terms on which Sublessor is willing to sublease the Expansion Space. If Sublessee, within five (5) business days after receipt of Sublessor's written notice indicates in writing its agreement to sublease the Expansion Space on the terms stated in Sublessor's notice, then, if Sublessee is not then and has not been in default of any term of this Sublease and has not assigned this Sublease or sublet any portion of the Subleased Premises, Sublessor shall sublease to Sublessee and Sublessee shall sublease from Sublessor the Expansion Space on the terms stated in Sublessor's notice. If Sublessee does not indicate in writing its agreement to sublease the Expansion Space on the terms contained in Sublessor's notice within such five (5) business day period, then Sublessor thereafter shall have the right to sublease the Expansion Space to a third party on any other terms. The right of first offer described herein as to the portion of the Building currently occupied by E-Time, Inc. shall be subject and subordinate to any rights of extension or renewal and any extensions and renewals now or hereafter granted to E-Time, Inc. or its successors and assigns. Notwithstanding the foregoing, the foregoing right of first offer shall terminate and be of no further force and effect during the last six (6) months of the Sublease Term, as extended.

     23. CONDITIONS PRECEDENT: This Sublease and Sublessor's and Sublessee's obligations hereunder are conditioned upon the written consent of Master Lessor. If Sublessor fails to obtain Master Lessor's consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof, and Sublessor shall return to Sublessee its payment of the first month's Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Security Deposit.

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     IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR:                                         SUBLESSEE:

MMC NETWORKS, INC., a Delaware                     VERTICAL NETWORKS, INC.,
corporation                                        a _______________________

By: /s/ Douglas C. Spreng                          By: /s/ Alan Fraser
    ----------------------------------------           -----------------------
Name: Douglas C. Spreng                            Name: Alan Fraser
      --------------------------------------             ---------------------
Its: President and CEO                             Its: President and CEO
     ---------------------------------------            ----------------------

Address before the Commencement Date:              Address:_________________
1134 East Arques Avenue                            _________________________
Sunnyvale, CA 94086                                _________________________
Attn: Chief Financial Officer

Address after the Commencement Date:
1144 E. Arques Avenue
Sunnyvale, CA 94086
Attn: Chief Financial Officer

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                               CONSENT TO SUBLEASE

     Master Lessor hereby acknowledges receipt of a copy of this Sublease, and consents to the terms and conditions of this Sublease. By this consent, Master Lessor shall not be deemed in any way to have entered the Sublease or to have consented to any further assignment or sublease.

                                      MASTER LESSOR:


                                      /s/ Herman Christensen Jr.
                                      --------------------------------
                                      Herman Christensen Jr.
                                      Dated: 2/7/00
                                             -------------------------


                                      /s/ Raymond P. Christensen
                                      --------------------------------
                                      Raymond P. Christensen
                                      Dated: 2-7-00
                                             -------------------------

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                                    EXHIBIT A

                                  MASTER LEASE

                                      -10-
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                                    EXHIBIT B

                               SUBLEASED PREMISES

                                      -11-
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                      SECOND ADDENDUM TO SUBLEASE AGREEMENT
                                     BETWEEN
                   AMCC SWITCHING AND NETWORK PROCESSING, INC
                                       AND
                             VERTICAL NETWORKS, INC

This Second Addendum to sublease agreement ("Second Addendum") modifies the Sublease, dated January 7, 2000, ("Sublease") between VERTICAL NETWORKS, INC ("Sublessee") and AMCC SWITCHING and NETWORK PROCESSING Corporation ("Sublessor"). This Agreement modifies and supercedes the Sublease as follows:

TERM: The term of the Sublease (the "Term") shall commence on the latter of May 15, 2002 ("Sublease Extension Commencement Date") or the date upon which the Sublessor obtain the written consent of the Master Lessor and shall continue through May 14, 2004.

PREMISES: The Sublessor sub-leases to the Sublessee, and Sublessee subleases from Sublessor, a portion of the Building consisting of approximately 42,985 square feet as described on Exhibit B attached. Until May 14,2003, the Subleased Premises shall be deemed. and agreed to consist of 42,985 square feet. From May 15, 2003 until May 14, 2004 the Premises shall be deemed and agreed to consist of 35,972 square feet as described on EXHIBIT C attached.

RENT:

1) Between October 15, 2001 and May 14, 2002, Sublessee shall pay to the Sublessor Rent (including base and additional rent) in the amount of $2.10 (two dollars and ten cents) per square foot ($90,268,50 per month).

2) Between May 15, 2002 and May 14, 2003, sublessee shall pay to the Sublessor, Rent (including Base Rent and Additional Rent) for the Subleased Premises for each month during the Term at the rate of One and 60/100 Dollars ($1.60) per square foot or Sixty Eight Thousand Seven Hundred Seventy Six Dollars per month ($68,776) per month.

3) Between May 15, 2003 and May 14, 2004, sublessee shall pay to the Sublessor, Rent (including Base Rent and Additional Rent) for the Subleased Premises for each month during the Term at the rate of One and 60/ 100 Dollars ($1.60) per square foot or Fifty Seven Thousand Five Hunderd fifty Five and 20/100 Dollars per month ($57,555.20) per month. The premises shall be reduced to 35,972 square feet as described on EXHIBIT C attached.

ALLOCATION OF UTILITY COSTS INCREASES: If the actual operating costs for electric utilities paid by the Sublessor is more than $.40 per square foot per month, the subtenant shall be charged, in addition to the charges set forth above, the difference between the actual electric utility cost per square foot per month and $.40 times the square footage of the Premises.

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LANDLORDS CONSENT:

This agreement subject to approval of Master Lessor Herman Christensen, Jr. and Raymond P. Christensen and all other terms and conditions of Master Lease Dated January 7, 2000 which is incorporated by reference in the Sublease.

All other terms and conditions of the Sublease remain in full force and effect and Sublessee acknowledges that Sublessor is and has been in compliance with the terms of the Sublease.

Sublessee: Vertical Networks, Inc.           Sublessor: AMCC Switching & Network
                                             Processing Corporation

Name:/s/ Douglas Sinclair                    Name: /s/ William Sarch
     ------------------------------------          -----------------------------

Title: CFO                                   Title: CFO
       ----------------------------------           ----------------------------

Date:11/1/01                                 Date: 10/24/01
     ------------------------------------          -----------------------------


Landlord's Consent

I have reviewed the aforementioned Second Addendum and consent to its terms:

By: /s/ HCR Christensen by Herman Christensen, Jr.
    ----------------------------------------------

Landlord
        ------------------------------------------

Date: 11/12/01
      --------------------------------------------

                              ADDENDUM TO SUBLEASE

THIS ADDENDUM TO SUBLEASE (this "Addendum") is dated for reference purposes as of May 4, 2000 and is an addendum to the Sublease by and between MMC Networks, Inc. (Sublessor) and Vertical Networks, Inc. (Sublessee) dated January 7, 2000 with respect to premises located at 1144 East Arques Avenue, Sunnyvale, CA 94086.

Sublessor and Sublessee agree to the following changes:

PREMISES: Sublessor and Sublessee agree that the Subleased Premises as defined in paragraph 2 of the Sublease are changed to the portion of the building consisting of approximately 42,985 square feet as described in Exhibit C to this Addendum.

BASE RENT: Sublessor and Sublessee agree that the Base Rent per month as defined in paragraph 4. A. in the Sublease is changed to One and 77/100 Dollars ($1.77) per square foot or Eighty-Two Thousand One Hundred and One and 35/100 Dollars ($82,101.35).

ADDITIONAL RENT: Sublessor and Sublessee agree that the Additional Rent per month as defined in paragraph 4. B. in the Sublease is changed to 66/100 Dollars ($.66) per square foot or TwentyEight Thousand Four Hundred and Five and 55/100 Dollars ($28,405.55).

INITIAL PAYMENT OF RENT: Sublessor and Sublessee agree that the Initial Payment of Rent as defined in paragraph 4. C. under the Sublease is changed to One Hundred Fifty-Six Thousand Seven Hundred Thirty-Three and 50/100 Dollars ($156,733.50). Sublessee shall pay the Initial Payment of Rent to Sublessor upon signing of this Addendum.

SECURITY DEPOSIT: Sublessor and Sublessee agree that the Security Deposit as defined in paragraph 5 of the Sublease is changed to One Hundred and Four Thousand Four Hundred Eighty-Nine and 00/100 Dollars ($104,489.00). Sublessee shall pay the Security Deposit to Sublessor upon signing of this Addendum.

OTHER TERMS: All other terms, covenants and conditions of the Sublease shall remain the same and continue in full force and effect and shall be deemed unchanged, except as such terms, covenants, and conditions of the Lease have been amended or modified by this Addendum to the Sublease Agreement.

     IN WITNESS WHEREOF, the parties have executed this Addendum to, the Sublease as of the day and year first above written.

SUBLESSOR:                                SUBLESSEE:
MMC NETWORKS, INC.,                       VERTICAL NETWORKS, INC.,
a Delaware corporation                    a California corporation

By: /s/ Richard C. Yonker                 By: /s/ John C. Zimmerman
    ----------------------------------        --------------------------------
Name: Richard C. Yonker                   Name: John C. Zimmerman
      -------------------------------           ------------------------------
Its:  Vice President, Finance &           Its:  Chief Financial Officer &
    ----------------------------------         -------------------------------
      Chief Financial Officer                      Vice President Operations
--------------------------------------         -------------------------------

Address before the Commencement Date:     Address:____________________________
1134 East Arques Avenue                   ____________________________________
Sunnyvale, CA 94086                       ____________________________________
Attn: Chief Financial Officer

Address after the Commencement Date:
1144 East Arques Avenue
Sunnyvale, CA 94086
Attn: Chief Financial Officer

                               CONSENT TO SUBLEASE

     Master Lessor hereby acknowledges receipt of a copy of this Addendum to Sublease, and consents to the terms and conditions of this Addendum to Sublease. By this consent, Master Lessor shall not be deemed in any way to have entered the Sublease or to have consented to any further assignment or sublease.

                                      MASTER LESSOR:


                                      /s/ Herman Christensen, Jr.
                                      -------------------------------
                                      Herman Christensen, Jr.
                                      Dated:
                                            -------------------------


                                      /s/ Raymond P. Christensen
                                      -------------------------------
                                      Raymond P. Christensen
                                      Dated:
                                            -------------------------

                      THIRD ADDENDUM TO SUBLEASE AGREEMENT

This Third Addendum to Sublease Agreement ("Third Addendum") modifies the Sublease Agreement dated January 7, 2000 between Vertical Networks, Inc. ("Sublessee") and Applied Micro Circuits Corporation (successor in interest to AMCC Switching and Network Processing Corporation) ("Sublessor"), and all amendments thereto (collectively "Sublease")

The Sublease is hereby modified as follows:

1)   ASSIGNMENT OF SUBLEASE

The parties acknowledge and agree that the Sublease has been assigned to Applied Micro Circuits Corporation.

2)   EXTENSION OF TERM

The Term of the Sublease is hereby modified to be May 14, 2005 subject to the terms of the Master Lease..

3)   RENT

Sublessee shall pay $1.40 per rentable square foot ($40,542.60 per month), commencing with the lease period which begins on May 15, 2003.

4)   REDUCTION OF PREMISES

The Premises is hereby modified to include 28,959 square feet, per attached Exhibit "A".

5)   LIMITED RELEASE OF OBLIGATIONS

Provided that the Third Addendum To Sublease Agreement is executed by the parties thereto and approved by the Landlord, AMCC and Vertical Networks hereby release each other from the obligations set forth in the Second Addendum To Sublease Agreement ("Second Addendum") and AMCC releases Vertical Networks from all obligations set forth under the Master Lease regarding the space that was sub-sublet to Lumenare Networks by Vertical Networks pursuant to that Second Addendum and that Master Lease.

6)   LANDLORD CONSENT/TERMS OF MASTER LEASE

This Third Addendum is subject to the consent of the Master Lessor and all other terms and conditions of the Master Lease dated January 7, 2000 and the Sublease which, as modified herein, remains in full force and effect.

SUBLESSE: VERTICAL NETWORKS, INC.           SUBLESSOR: AMCC

Name: /s/ Douglas Sinclair                  Name: /s/ [Signature]
      --------------------------------            --------------------------

Title: CFO                                  Title: Facility Manager
       -------------------------------             -------------------------

Date: 7/1/2003                              Date: 7/2/03
      --------------------------------            --------------------------

Landlord's Consent

I have reviewed the Third Amendment and consent to its terms

By: /s/ Herman Christensen, Jr.
    --------------------------------------

Landlord: Christensen Holdings Ltd.
          --------------------------------

Date: 7/10/03
      ------------------------------------

                      FOURTH ADDENDUM TO SUBLEASE AGREEMENT

This Fourth addendum to Sublease Agreement ("Fourth Addendum") modifies the Sublease Agreement dated January 7, 2000 between Vertical Networks, Inc. ("Sublessee") and Applied Micro Circuits Corporation (successor in interest to MMC Networks, Inc.) ("Sublessor"), and all addendums thereto (collectively "Sublease"). This Fourth Addendum is effective as of January 1, 2004 ("Effective Date")

The Sublease is hereby modified as follows:

1)   REDUCTION OF PREMISES

On the Effective Date, the Premises is hereby modified to exclude the 735 square foot portion of the Premises listed in Exhibit "A" hereto ("Surrendered Portion"). Sublessee shall vacate the Surrendered Portion prior to the Effective Date and shall leave it in, broom clean and vacant condition. Thereafter, the Sublessee shall have no further rent obligations relating to the Surrendered Portion. Sublessee's rent obligations thereafter shall be (28224 s.f. x $1.40) $39513.60 per month. Subject to the modifications set forth herein, the Sublease shall remain in full force and effect.

2)   ACCESS TO EXERCISE ROOM AND ADJACENT BATH AND SHOWER ROOM

AMCC intends to provide exercise equipment in the Surrendered Portion. AMCC hereby grants Sublessee and its employees access to the Surrendered Premises, for the sole purpose of using the exercise room. Sublessee hereby grants AMCC and its employees access to the adjacent bath, shower and locker room for the purpose of using these facilities. Sublessor hereby agrees to indemnify and hold harmless Sublessee against claims made by Sublessor's employees arising out of their use of the bath and shower room. Sublessee hereby agrees to indemnify and hold harmless Sublessor against claims made by Sublessee's employees arising out of their use of the exercise room.

3)   Landlord's Consent/Sublease remains in effect

This Fourth Addendum is subject to the Landlord's consent. As modified herein, the Sublease shall remain in full force and effect.

SUBLESSEE: Vertical Networks, Inc.          Sublessor: AMCC

Name: /s/ Douglas Sinclair                  Name: /s/ Tom Cary
      ----------------------------                --------------------------

Title: CFO                                  Title: Facility Manager
       ---------------------------                 -------------------------

Date: 12/4/2003                             Date: 12/12/03
      ----------------------------               ---------------------------